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                                                                    EXHIBIT 23.1

                    [Letterhead of Coopers & Lybrand L.L.P.]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 19, 1998, on our audits of the consolidated financial statements and financial statement schedule of Meadowbrook Insurance Group, Inc. (the Company) which report was incorporated by reference in the Company's 1997 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

/s/ Coopers & Lybrand L.L.P.

Detroit, Michigan
April 9, 1998